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                                                                  Exhibit 10(13)


                           Israel General Bank Ltd.
                            32 Keren Hayesod Street
                                   Jerusalem

Jerusalem, December 23, 1998

To: Allied Investments

Gentlemen:

  Re: Guarantee # 4994 in the amount of 62,805 New Israeli Shekels (NIS), (an
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      amount equal to $15,000 U.S. according to the rate of 4.1870 NIS for one
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      U.S. Dollar)
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At the request of Virtual Jerusalem Ltd., we are hereby guaranteeing to you the repayment of any amount up to the maximum amount of NIS 62,805 linked to the U.S. Dollar Price, which you have received or entitled to receive from Virtual Jerusalem Ltd. (hereinafter, "the Debtors") in connection with the securing of rental payments.

We will pay to you, from time to time, within 7 days after receipt of your demand any amount set forth in your demand up to the Maximum Guaranteed Amount without any requirement for you to support your demand or for the Debtors to first pay off the amount, provided that the entire amount paid in accordance with this guarantee shall not exceed the maximum guaranteed amount.

In this Guarantee:

a. The term "U.S. Dollar Price" means the amount in New Israeli Shekels that is required to purchase one U.S. Dollar, according to the known representative rate at the time of the payment according to the published rate by the Bank of Israel.

b. The term "the Maximum Guaranteed Amount" means the amount of NIS 62,805 which shall increased by the same amount that the U.S Dollar is greater at the time of payment of the guaranteed amount requested by you in accordance with this guarantee, than the U.S Dollar on the date of this guarantee which is NIS 4.1870 for each U.S. Dollar.

This Guarantee shall remain in force and effect up to and including December 31, 2001 and every demand according to it, must be received by us until such date.

A demand that is received later than December 31, 2001 will not be responded to.

This guarantee may not be transferred or assigned.

                                        Yours truly,


                                        Israel General Bank Ltd.